Exhibit 10.1

AMENDMENT NO. 1 TO SEVERANCE AGREEMENT AND RELEASE

This Amendment No. 1 to Severance Agreement and Release (the “Amendment”) is entered into as of July 1, 2014 by and between Chimerix, Inc., a Delaware corporation, (the “Company”), and Kenneth I. Moch, an individual, (the “Employee”).

W I T N E S S E T H :

WHEREAS, the Company and the Employee are parties to a Severance Agreement and Release dated May 5, 2014 (the “Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Agreement to correct an inadvertent change to Employee’s incentive stock options to extend the term of such options and to revise Exhibit A to the Agreement to reflect in greater detail the summary of outstanding equity awards as of the Separation Date, including the tax status of such awards and after taking into account the vesting acceleration and termination dates for such awards, as further described in Section 2(c) of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is amended as follows:

1.             Section 2(c) of the Agreement is hereby deleted and replaced in its entirety with the following:

“c. Employee shall become vested (to the extent not already vested) in the stock options, as set forth on Exhibit A, pursuant to the terms of Section 2(a)(2) of the Participation Agreement. Following the Separation Date, Employee shall cease to vest in any further stock options and equity compensation awards and all stock options and equity awards (whether vested or unvested) will terminate pursuant to their terms. Notwithstanding the foregoing, as set forth on Exhibit A hereto, the post-termination exercise period during which Employee may exercise Employee’s vested stock options following the Separation Date that are non-qualified stock options and not “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), shall be extended to December 31, 2014, provided that Employee’s rights to exercise Employee’s vested options may terminate prior to such date, in accordance with Employee’s violation of Employee’s obligations under this Release. By executing the Amendment, Employee acknowledges that Employee has consulted with his tax advisors regarding the tax implications of this Section or has knowingly and voluntarily declined to do so. Except to the extent provided in this Section 2(c), the Employee’s options will continue to be subject to the terms and conditions of the equity plans and stock option grant notices and agreements under which they were granted.”

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Exhibit 10.1

2.            Each of the Company and the Employee agrees to bear their own expenses regarding the Amendment and the transactions contemplated thereby, provided that, promptly upon request by the Company, Employee shall reimburse the Company for its out-of-pocket accounting and legal expenses incurred in connection with the Amendment and the transactions contemplated thereby, in an amount not to exceed $10,000.00.

3.            Except as specifically modified herein, the terms of the Agreement shall remain in full force and effect. It is understood and agreed that this Amendment to the Agreement shall become part of the Agreement and shall be a binding agreement upon execution by the parties.

[Signature Page to Follow]

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Exhibit 10.1

IN WITNESS WHEREOF, the Company and the Employee have caused this Amendment to be executed as of the date first above written.

EMPLOYEE

/s/ Kenneth I. Moch
Kenneth I. Moch

CHIMERIX, INC.
By:	/s/ Timothy W. Trost
Name: Timothy W. Trost
Title: SVP & CFO

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Exhibit 10.1

Exhibit A

Employee’s Outstanding Equity Awards

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Grant Date	Type of Award (2)	Total Shares Underlying Outstanding Awards	Exercise Price	Shares Vested as of Separation Date	Shares Accelerated Pursuant to Severance Plan & Participation Agreement	Total Vested Shares as of Resignation Date (columns (5) + (6))	Option Termination Date
6/20/2009	Incentive stock option	225,352	$ 1.57	200,352(1)	-	200,352	7/9/2014
8/12/2009	Incentive stock option	46,725	$ 3.16	46,725	-	46,725	7/9/2014
8/12/2009	Non-qualified stock option	94,119	$ 3.16	94,119	-	94,119*	12/31/2014
4/14/2010	Non-qualified stock option	117,386	$ 3.16	117,386	-	117,386*	12/31/2014
4/7/2011	Non-qualified stock option	211,267	$ 2.35	158,450	52,817	211,267*	12/31/2014
6/13/2012	Non-qualified stock option	117,386	$ 2.38	51,356	36,683	88,039*	12/31/2014
1/28/2014	Non-qualified stock option	185,467	$ 18.75	2,617	59,625	62,242	12/31/2014
1/28/2014	Incentive stock option	5,333	$ 18.75	5,333	-	5,333	7/9/2014
Total:		1,003,035		676,338	149,125	825,463

(1) Total shares underlying award excludes 25,000 shares previously exercised by the Employee

(2) Indicates tax status of the stock option award as of the Separation Date.

*Note that options transferred to Employee's trust are included in the numbers above

Except as otherwise set forth in the Amendment No. 1 to Severance Agreement and Release, all awards are subject to the terms of the option grant notice, award agreement and equity plan under which granted

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